Exhibit 21

TAUBMAN CENTERS, INC.

LIST OF SUBSIDIARIES

NAME	JURISDICTION OF FORMATION	DOING BUSINESS AS
Dolphin Mall Associates Limited Partnership	Delaware	Dolphin Mall
Fairlane Town Center, LLC	Michigan	Fairlane Town Center
La Cienega Partners Limited Partnership	California	Beverly Center
Lakeside/Novi Land Partnership, LLC	Michigan	N/A
MacArthur Shopping Center, LLC	Delaware	MacArthur Center
Northlake Land LLC	Delaware	N/A
Oyster Bay Associates Limited Partnership	Delaware	N/A
Short Hills Associates, LLC	Delaware	The Mall at Short Hills
Stony Point Associates, LLC	Delaware	Stony Point Fashion Park
Stony Point Land LLC	Delaware	N/A
Tampa Westshore Associates Limited Partnership	Delaware	International Plaza
Taub-Co Finance LLC	Delaware	N/A
Taub-Co Finance II, Inc.	Michigan	N/A
Taub-Co Kemp, Inc.	Michigan	N/A
Taub-Co Land Holdings, Inc.	Michigan	N/A
Taub-Co Management, Inc.	Michigan	N/A
Taub-Co Management IV, Inc.	Michigan	N/A
Taubman Auburn Hills Associates Limited Partnership	Delaware	Great Lakes Crossing
Taubman Regency Square Associates, LLC	Delaware	Regency Square
The Taubman Company, LLC	Delaware	The Taubman Company
The Taubman Realty Group Limited Partnership	Delaware	N/A
TJ Palm Beach Associates Limited Partnership	Delaware	The Mall at Wellington Green
TRG Charlotte, LLC	Delaware	Northlake Mall (under construction)
Twelve Oaks Mall, LLC	Michigan	Twelve Oaks Mall
Willow Bend Kemp Limited Partnership	Delaware	N/A
Willow Bend Realty Limited Partnership	Delaware	N/A
Willow Bend Shopping Center Limited Partnership	Delaware	The Shops at Willow Bend